UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: October 1, 2021

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1001 Bishop Street, Suite 2500, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2021, Hawaiian Electric Industries, Inc. (HEI or the Company) announced that Scott W. H. Seu, 55, will succeed Constance H. Lau as President and Chief Executive Officer (CEO) of HEI effective January 1, 2022. Mr. Seu is currently President and CEO of the Company’s wholly owned subsidiary, Hawaiian Electric Company, Inc. (Hawaiian Electric). Mr. Seu has held a variety of leadership roles with Hawaiian Electric since he first joined the company in August 1993. Prior to becoming President and CEO of Hawaiian Electric in February 2020, Mr. Seu served as Senior Vice President, Public Affairs from January 2017 to February 2020, Vice President, System Operation from May 2014 to January 2017, Vice President, Energy Resources and Operations, from January 2013 to May 2014, and Vice President, Energy Resources, from August 2010 to December 2012. In addition, effective January 1, 2022, the HEI board of directors appointed Mr. Seu to serve as a director of HEI, and the board of directors of HEI’s wholly owned indirect subsidiary, American Savings Bank, F.S.B. (ASB), appointed Mr. Seu to serve as a director and chairperson of ASB’s board of directors. Also effective January 1, 2022, Ms. Lau will resign from the HEI and ASB boards of directors and Mr. Seu will resign from the Hawaiian Electric board of directors.
As part of his compensation package for his new role as HEI President and CEO, Mr. Seu will receive an initial annual base salary of $875,000 and will be eligible for merit increases in future years. As a current executive officer of the Company, Mr. Seu participates in HEI’s annual Executive Incentive Compensation Plan, Long-Term Incentive Plan and annual equity compensation program through the Company’s 2010 Equity and Incentive Plan. Mr. Seu will continue to participate in these plans in his new role, with future awards to be determined by the Compensation Committee in the normal course. In addition, upon his becoming President and CEO of HEI, HEI will enter into a new change-in-control agreement with Mr. Seu that is substantially similar to the change-in-control agreements HEI has entered into with certain of its executive officers, including the agreement entered into with Mr. Seu in his capacity as President and CEO of Hawaiian Electric, except that the new change-in-control agreement will provide that a three-times multiple will be used in determining his benefits thereunder. Mr. Seu also will be eligible to receive other benefits generally provided to HEI executive officers.
There are no arrangements or understandings between Mr. Seu and any other person pursuant to which he was selected as an officer, no family relationships between Mr. Seu and any other executive officer or director, and no related person transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Seu and HEI.
Also, in connection with Mr. Seu’s appointment as President and CEO of HEI, on October 5, 2021, the Company and Hawaiian Electric announced that Shelee M. T. Kimura will become President and CEO of Hawaiian Electric effective as of January 1, 2022. In addition, effective January 1, 2022, the Hawaiian Electric board of directors appointed Ms. Kimura to serve as a director of Hawaiian Electric. Ms. Kimura has served as Senior Vice President, Customer Service and Public Affairs of Hawaiian Electric since October 2020. Prior to this, Ms. Kimura served as Senior Vice President, Customer Service from February 2019 to October 2020, Senior Vice President, Business Development and Strategy from January 2017 to February 2019, and Vice President, Corporate Planning & Business Development from May 2014 to January 2017. Before joining Hawaiian Electric, Ms. Kimura worked with HEI’s Investor Relations and Corporate Finance groups from August 2004 to May 2014.
A copy of the press release announcing the HEI management change is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
HEI Exhibit 99	Connie Lau to Retire as President and CEO of Hawaiian Electric Industries
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Gregory C. Hazelton	/s/ Tayne S. Y. Sekimura
Gregory C. Hazelton	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: October 5, 2021	Date: October 5, 2021

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